Exhibit 23.2

CONSENT OF EXPERT

In connection with the Registration Statement on Form F-4 (the “Form F-4”) of Timmins Gold Corp., I, Michael G. Hester, Vice President of Independent Mining Consultants, Inc. (“IMC”), hereby consent to the use of IMC’s name in connection with the references to the mineral reserve and resource estimates for the San Francisco Gold Project, Sonora, Mexico (the “Estimates”) and to the inclusion of references to and summaries of the Estimates in the Form F-4.

Date: February 10, 2011	Independent Mining Consultants, Inc.

/s/ Michael G. Hester
Name: Michael G. Hester
Title: Vice President

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